Exhibit 23



                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of James River Corporation of Virginia on Form S-8 (File No. 33-54491) of our report dated July 5, 1995, on our audits of the financial statements of the James River Corporation of Virginia StockPlus Investment Plan as of December 31, 1994 and 1993, and for the year ended December 31, 1994, which report is included in this Annual Report on Form 11-K.



                              COOPERS & LYBRAND   L.L.P.


Richmond, Virginia
July 5, 1995